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                                                                    EXHIBIT 21.1

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
                       NAME                         JURISDICTION OF INCORPORATION OR ORGANIZATION
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
TransCore, LP...................................                      Delaware
TransCore Partners, Inc.........................                      Delaware
TLP Holdings, LLC...............................                      Delaware
TransCore Credit Corporation....................                      Delaware
Amtech Systems Corporation......................                      Delaware
TransCore Commercial Services...................                      Delaware
Viastar Services, LP............................                        Texas
Viastar Properties, Inc.........................                        Texas
Amtech World Corporation........................                      Delaware
TransCore ITS, Inc..............................                      Delaware
TransCore Atlantic, Inc.........................                      Delaware
TransCore CNUS, Inc.............................                      Delaware
TC (Bermuda) Finance, Ltd.......................                       Bermuda
TC (Bermuda) License, Ltd.......................                       Bermuda
TransCore Link Logistics Corporation............                     Nova Scotia
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